CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated January 13, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2/A) of ValueRich, Inc. for the fiscal year ended December 31, 2005 and 2004, which report appears in the Prospectus, and is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
January 24, 2007